Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    Gores Sponsor IX LLC

Address of Joint Filer:                 c/o Gores Holdings IX, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer             10% Owner, Director
to Issuer:

Issuer Name and Ticker or               Gores Holdings IX, Inc. (GHIX)
Trading Symbol:

Date of Event Requiring Statement:      01/11/2022
(Month/Day/Year)

Designated Filer:                       Gores Sponsor IX LLC

Name of Joint Filer:                    AEG Holdings, LLC

Address of Joint Filer:                 c/o Gores Holdings IX, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer             10% Owner, Director
to Issuer:

Issuer Name and Ticker or               Gores Holdings IX, Inc. (GHIX)
Trading Symbol:

Date of Event Requiring Statement:      01/11/2022
(Month/Day/Year)

Designated Filer:                       Gores Sponsor IX LLC

Name of Joint Filer:                    Alec Gores

Address of Joint Filer:                 c/o Gores Holdings IX, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer             10% Owner, Director
to Issuer:

Issuer Name and Ticker or               Gores Holdings IX, Inc. (GHIX)
Trading Symbol:

Date of Event Requiring Statement:      01/11/2022
(Month/Day/Year)

Designated Filer:                       Gores Sponsor IX LLC